UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

Volcano Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2009, Volcano Corporation (“Volcano”) and its wholly owned subsidiary, Volcano Japan Co., Ltd. (“Volcano Japan”) entered into an agreement with Goodman Company, Ltd. (“Goodman”) relating to the termination of certain agreements between Volcano and Volcano Japan, on the one hand, and Goodman, on the other hand, and the transition of the distribution of Volcano products in Japan to Volcano Japan.

Distributor Termination Agreement

Volcano, Volcano Japan and Goodman entered into a Distributor Termination Agreement, dated as of July 8, 2009 (the “Termination Agreement”). Under the Termination Agreement:

•

The distribution relationship among the parties is terminated, along with ancillary agreements relating thereto, including certain Software Support and Maintenance Agreements, Quality Assurance Agreements, Equipment Loan Agreements, a Service Consignment Agreement and any oral agreement relating to the Toyohashi Special Trial (as defined in the Termination Agreement) effective as of August 31, 2009 (the “Termination Date”).

•

Volcano Japan agrees to pay Goodman 350 million Japanese Yen, plus 5% Japanese consumption tax, (approximately $3.9 million U.S. based on current exchange rates) in three installments, with 100 million Japanese Yen being paid on July 15, 2009, 50 million Japanese Yen being paid following the transfer and delivery of consoles in Goodman’s possession and the remaining 200 million Japanese Yen being paid on August 31, 2009. Volcano Japan has a right to offset payments against invoices to Goodman for product purchases prior to the Termination Date.

•

Goodman agrees to transfer title to Volcano Japan all of Goodman’s inventory, whether in possession of Goodman or a customer of Goodman, of Intravascular Ultrasound (“IVUS”) and Functional Measurement (“FM”) consoles and related disposable products. Volcano Japan will repurchase qualified disposables for the original purchase paid to Volcano by Goodman.

•	Goodman agrees to return to Volcano Japan the IVUS and FM consoles that Goodman leases from Volcano.

•

Goodman agrees to transfer certain of its customer contracts, including contracts under which Goodman leases IVUS or FM consoles to customers, to Volcano Japan, and Volcano Japan agrees to assume the service obligations under such contracts. Goodman shall assist in the uniform transition of such customers to Volcano Japan.

•	Volcano and Volcano Japan assume certain obligations relating to the Toyohashi Special Trial, including the cost of the analysis of images.

•

Other than the obligations set forth in the Termination Agreement, the parties release each other from any and all claims, whether known or unknown, relating to the distribution relationship or the termination of the distribution relationship.

•

Goodman agrees, until December 31, 2009, not to provide any service, support, product or technology that is competitive to the IVUS and FM products (excluding any Optical Coherence Tomography products).

•

Volcano Japan agrees to pay Goodman commissions based on net receipts (as defined in the Termination Agreement) of Volcano Japan from the sale of products to sub-distributors or hospitals transferred as customers from Goodman to Volcano Japan during the period beginning from July 1, 2009 and ending on December 31, 2009 (with the commission rate at 40% of net receipts for sales in July and August, 30% of net receipts for sales in September and October and 25% of net receipts for sales in November and December) and guarantees minimum total commissions of 310 million Japanese Yen (approximately $3.3 million U.S. based on current exchange rates).

The foregoing description is qualified in its entirety by reference to the Distributor Termination Agreement, which is being filed herewith as Exhibit 10.1, and is incorporated herein by reference.

A copy of the press release announcing the entry into the Distributor Termination Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this Current Report on 8-K regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s updated financial guidance for fiscal 2009, the timing and impact to the company of the transition to a direct sales force in Japan, market adoption of the company’s technology, growth strategies and market development and product sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Distributor Termination Agreement, dated July 8, 2009, by and between Volcano Corporation, Volcano Japan Co., Ltd. and Goodman Company, Ltd.

99.1	Press Release, dated July 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

Date: July 8, 2009

Exhibit Index

Exhibit Number	Description
10.1	Distributor Termination Agreement, dated July 8, 2009, by and between Volcano Corporation, Volcano Japan Co., Ltd. and Goodman Company, Ltd.

99.1	Press Release, dated July 8, 2009